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                                                                   EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ICF Kaiser International, Inc. and its subsidiaries of our report dated April 15, 1999 relating to the consolidated financial statements and financial statement schedule appearing in ICF Kaiser International, Inc. and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


McLean, Virginia
July 9, 1999